Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	State or Country of Organization
A.F.P. Pty. Limited[1]	Australia
AAC Holdings Company[1]	Delaware
ACAP Australia Pty Ltd.[1]	Australia
Alcoa - Aluminerie De Deschambault L.P.	Canada
Alcoa a Islandi ehf	Iceland
Alcoa Allowance Management Inc.	Delaware
Alcoa Aluminio S.A.	Brazil
Alcoa Asia Limited	Delaware
Alcoa Australian Holdings Pty. Ltd.	Australia
Alcoa Barbados Holding Isrl	Barbados
Alcoa BC Financing Company	Canada
Alcoa Beijing Trading Company	China
Alcoa Business Park LLC	Delaware
Alcoa Canada Co.	Canada
Alcoa Canada Energy Investment Co.	Canada
Alcoa Canada Holding Co.	Canada
Alcoa Canada IK Services Limited	Canada
Alcoa Canada-Foreign Investment	Canada
Alcoa Caribbean Alumina Holdings, LLC	Pennsylvania
Alcoa Deschambault Ltd.	Canada
Alcoa Dimarc Investment Inc.	Delaware
Alcoa Do Brasil - Industria E Comercio Limitada	Brazil
Alcoa Energy Holdings Australia Pty Ltd.[1]	Australia
Alcoa Energy Management Australia Pty Ltd.[1]	Australia
Alcoa Energy Services, Inc.	Delaware
Alcoa European Financing LLC	Delaware
Alcoa Fuels, Inc.	Indiana
Alcoa Guinea, S.A. Avec A.G.[1]	Guinea
Alcoa Holland B.V.	Netherlands
Alcoa IK Services Inc.	Delaware
Alcoa Inespal Aviles, S.L.U.	Spain
Alcoa Inespal Coruna, S.L.U.	Spain
Alcoa Inespal, S.L.U.	Spain
Alcoa International Management Services Company Limited	Ireland
Alcoa Materials Management Inc.	Tennessee
Alcoa Nederland Holding B.V.	Netherlands
Alcoa Norway ANS	Norway
Alcoa of Australia Limited[1]	Australia
Alcoa Portland Aluminium Pty. Ltd.[1]	Australia
Alcoa Power Generating Inc.[2]	Indiana
Alcoa Power Marketing, LLC	Delaware
Alcoa Recycling Company, Inc.	Delaware
Alcoa Remediation Management, LLC	Delaware
Alcoa Saudi Limited[1]	Hong Kong
Alcoa Saudi Rolling Inversiones S.L.	Spain
Alcoa Saudi Smelting Inversiones S.L.	Spain
Alcoa Servizi S.r.l.	Italy
Alcoa Shared Services Hungary LLC	Hungary
Alcoa Singapore Trading Pte. Ltd.	Singapore
Alcoa South Carolina, Inc.	Delaware
Alcoa Steamship Company, Inc.[1]	New York
Alcoa Technical Center LLC	Delaware
Alcoa Trasformazioni S.r.l.	Italy
Alcoa Treasury S.a.r.l.	Luxembourg
Alcoa Trinidad Unlimited	Trinidad and Tobago
Alcoa Upstream Corporation	Pennsylvania

Name	State or Country of Organization
Alcoa USA Corp.	New York
Alcoa USA Holding Company	Delaware
Alcoa Warrick LLC	Delaware
Alcoa Warrick M&E G.P.	Indiana
Alcoa Wenatchee LLC	Washington
Alcoa Wolinbec Company	Canada
Alcoa World Alumina LLC[1,3]	Delaware
Alcoa World Alumina Brazil Ltda.[1]	Brazil
AWA Saudi Limited[1]	Hong Kong
Alcoa-Lauralco Management Company	Canada
Alumina Espanola, S.A.[1]	Spain
Aluminerie Lauralco S.a.r.l.	Luxembourg
Aluminio Espanol, S.L.U.	Spain
Alusud Uruguay S.A.	Uruguay
ASC Alumina, Inc.	Pennsylvania
Badin Business Park LLC	Delaware
Companhia Geral De Minas	Brazil
Discovery Aluminas, Inc.[1]	Louisiana
Eastalco Aluminum Company	Delaware
Eastern Aluminium (Portland) Pty Ltd.[1]	Australia
Eastern Aluminium Pty Ltd.[1]	Australia
Enterprise Partnership[1]	Australia
Estreito Energia S.A.	Brazil
Fjardaal sf	Iceland
Gevoy S.A.	Uruguay
Grupiara Participacoes S.A.	Brazil
Hedges Gold Pty. Ltd.[1]	Australia
Info - Kind Ltd.	Hong Kong
Intalco Aluminum Co.	Canada
Intalco Aluminum LLC	Delaware
Laqmar Quebec Company	Canada
Laqmar Quebec G.P./Laqmar Quebec S.E.N.C.	Canada
Lib-Ore Steamship Company, Inc.[1]	Liberia
Luxcoa S.a.r.l.	Luxembourg
Matapu Sociedade De Mineracao Ltda.[1]	Brazil
Mineracao Sao Jorge Ltda.[1]	Brazil
New Eastwick Corporation	Pennsylvania
Norsk Alcoa AS	Norway
Norsk Alcoa Holdings AS	Norway
Norsk Alcoa Smelting AS	Norway
Northwest Alloys, Inc.	Delaware
Novo Horizonte Desenv Imobiliario Ltda.	Brazil
NV Alcoa Minerals Of Suriname[1]	Netherlands
Point Comfort Water Company[1]	Texas
Presidential Development Corporation	New York
RB Sales Company, Limited	Delaware
Reydaral ehf	Iceland
Reynolds Becancour, Inc.	Canada
Reynolds Metals Company LLC	Delaware
Reynolds Metals Development Company	Delaware
Reynolds Metals Exploration, Inc.	Delaware
RMC Delaware LLC	Delaware
RMC Properties LLC	Delaware
Saint George Insurance Company	Vermont
St. Croix Alumina, LLC[1]	Delaware
Suriname Aluminum Company, LLC[1]	Delaware
Suriname Transport Company, N.V.[1]	Suriname

1	Owned directly or indirectly 60% by the registrant and 40% by Alumina Limited.

2	Registered to do business in Tennessee under the name APG Trading, in Indiana under the name of AGC, in North Carolina under the name of Yadkin, in New York under the name of Long Sault, and in Washington under the name of Colockum.

3	Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.